Exhibit 10.1

Contract of Group 14 Mining Right Transfer
Serial number of the contract: Laizhou Territorial Resources recover(2005),no.32
Transferor: Laizhou Territorial Resources Bureau
Transferee :Juan Chen
The contract sign spot: Laizhou Territorial Resources Bureau
Signing time: April, 26th,2005
industry and commerce administrative bureau
Under the supervision of Shandong Territorial Resources Bureau

The Contrast for Mining Right Transfer
Article 1. The two parties
Transferor: Laizhou Territorial Resources Bureau
Transferee: Juan Chen
Article 2.
According to the <<Ore Resources Law of People’s Republic of China>>and <<Contract Law of People’s Republic of China>>and some related laws and regulations, this agreement is reached on the basis of consensus of both parties.
The items reached in this contract is actually the fact that the territorial bureau on behalf of the country to transfer the mining right.
Article 3.
Pursuant to the <<Ore Resources Law of People’s Republic of China>>,transferor sells the mining right of diggings 14# building stone (granite), West Jiangjia Village, Zhacun Town, Laizhou (in the following part ,it will be abbreviated mining right) to transferee in the form of contract transfer.
Article 4.
The diggings sold to the transferee lies in the West Jiangjia Village, Zhacun Town, whose total area covers 0.003 square kilometers with from 211.2m to 203.2m depth of mining, and its boundary is marked by four fiducial marks. (the detail in attachment 1)
Attachment 1.
Serial number of fiducial marks	coordinate
	X	Y
(1)	4097871	40500948
(2)	4097832	40500994
(3)	4097794	40500962
(4)	4097832	40500916
Mining depth	From 211.2m to 203.2m

Article 5.
The transferee takes over the mining right with the cost of capitalized RMB 96500 YUAN, (the ordinary form of a Chinese numeral: 96.5 thousand Yuan).
Article 6.
Fees for assignment should be paid with cash by the transferee immediately the day when the contract takes effect.
Article 7.
On the very day when the fees for assignment are paid, it is legal and reasonable for the transferee to consult about the relevant information and get certain materials with the mining right transfer contract and assignment fee pay order.
Article 8.
The relevant materials which should be given to the transferee by the transferor can be found in attachment 2.
Article 9.
On getting the materials listed on the attachment 2, transferee can apply for the territorial resources administrative office to authorize the mining area.
Article 10.
The transferee is allowed to manage the Mine construction project determination and establishment within one week since the day when the contract is signed. Besides, the relevant ore resources exploration and utilization plan ,the report on impact on environment, comment report of mine geology on environment are worked out by conforming to the law. After approval, the application from the territorial bureau can be carried out and register.
Article 11.
The transferor will give away the transferee the mining license within the prescribed time.
Attachment 2
Serial number	Material	copies	remark
1	Material on geologic general investigation	1
2	Chart for mining area	4
Article 12.
It is legal for the transferee to be entitled to mining after receiving the mining license. And the mining activities can set about after paying the utilizing fee of mining right.
Article 13.
The mining exploration activities should be carried out within the boundary of laws and regulations, and go mining in terms of the approved exploration and utilization plan under the supervision of the territorial resources administrative bureau.
Article 14.
The transferee should pay the ore resources compensation, resource tax, etc in terms of laws and regulations during the mining exploration process.
Article 15.
The mining right won’t expire within __ years. The beginning and ending day is subject the validity period of mining license.
Article 16.
The day when the contract expires, the mining contract is no longer valid and the transferor will take away the mining right unconditionally.

Article 17.
liabilities for breach of contract
Transferee ought to pay assignment fee for mining right pursuant to the agreements of the contract. If fees for assignment is not paid on time, the transferor is entitled to dissolving the contract and taking back the mining right. Whatever loss results from the breach of contract, it is the transferee that bears the loss.
If the transferor does not give away the transferee mining license or delay it by 6 months so as to affect transferee’s mining right, the transferee has the right to require the transferor to carry out or cancel the contract. Should the contract be cancelled, the transferor ought to refund the assignment fee and bears the direct economic loss.
Article 18.
Force majeure
If the contract is blocked by the force majeure, one party should report to another party about the conditions and situation in written form within ten days after the ending of the force majeure. (holidays postponed). Should the two parties of contract can not carry out the contract or part of it due to force majeure, no one is to blame. Anyway, both parties should take necessary measures to eliminate the loss. During the postponed period, it is subject to the party in breach who bears all the losses.
Article 19.
When the party concerned changes his name, address, deposit bank and account number or other important items, he should send the cause for changes and what the changes bring to another party concerned in the written form within 15 days. If the party who changes causes damage to another party due to delayed notice, the changed party should bear full responsibility for all the consequences arise there from.
Article 20.
If any dispute during the operation of the contract, the two parties should try to reach agreements on the basis of consultancy. If the agreement fails to reach, resort to the 2nd items in this article.
1.	refer to the Arbitration Commission
2.	institute legal proceedings in people’s court in terms of law.
Article 21.
The contract takes effect from the day when it is signed and stamped.
Article 22.
This contract is in quadruplicate. Three copies for transferor and one for transferee.
Article 23.
This contracts amount to five pages with attachment, and subject to Chinese version.
Article 24.
The number concerned in this contract should be recorded in capitalized numeral and the ordinary form of Chinese numeral. If any disagreement, subject to the capitalized numeral.
Article 25.
The matters not related in this contract will be supplemented in the form of attachment after discussion and consultancy. The attachment has equal legal power as this contract.

Transferor: Laizhou Territorial Resources Bureau (Stamp)
Address : No.28, Jianxin East Street, Laizhou City
Legal representative:

authorized proxy(signature)
phone:2211185
fax number: 2237415
deposit bank:
accounting number:
postal code:261400

Transferee: (Stamp)
Address:
Legal representative:
authorized proxy(signature)
phone: 2425618
fax number :2425866
deposit bank
accounting number
postal code

signing time: April,26th,2005